UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-189891 (1933 Act)	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Cole Credit Property Trust V, Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on March 18, 2014 (the “Original Filing”) to revise the daily distribution rate per share disclosed in the “Distributions” section in Item 8.01. No other changes or modifications are otherwise being made to the Original Filing.

Item 8.01	Other Events

Distributions

The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0043150685 per share, based on a per share price of $25.00, for stockholders of record as of the close of business on each day of the period commencing on March 19, 2014 and ending on June 30, 2014. The payment date for each of the daily distributions of the period commencing on March 19, 2014 and ending on March 31, 2014 will be in April 2014. The payment date for each of the daily distributions of the period commencing on April 1, 2014 and ending on April 30, 2014 will be in May 2014. The payment date for each of the daily distributions of the period commencing on May 1, 2014 and ending on May 31, 2014 will be in June 2014. The payment date for each of the daily distributions of the period commencing on June 1, 2014 and ending on June 30, 2014 will be in July 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

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